SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     June 28, 2001
                                                --------------------------------



                         Essex Bancorp, Inc.
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              Exact name of registrant as specified in its charter



          Delaware                      1-10506                 54-1721085
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(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)



       Interstate Corporate Center
          Building 9, Suite 200
            Norfolk, Virginia                                   23502
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Address of principal executive offices                        Zip Code



Registrant's telephone number, including area code        (757) 893-1300
                                                  ------------------------------



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         (Former name or former address, if changed since last report.)

Item 5.  Other Events

         The Board of Directors of Essex Bancorp, Inc. ("Registrant") has established July 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Registrant's Annual Meeting (the "Meeting"), which will be held on August 31, 2001 at 10:00 a.m. at Interstate Corporate Center, Building #11, 1st Floor Conference Room, Norfolk, VA. The Meeting is for the purpose of considering and voting upon the following matters:

      1. A proposal to approve an Agreement and Plan of Merger pursuant to which the Registrant will be merged with and into Essex Acquisition Corp., a newly-formed Virginia corporation that is a wholly owned subsidiary of the Registrant and each outstanding share of the Registrant's common stock (other than shares held by stockholders who have properly perfected their dissenters' rights) will be exchanged for the right to receive $1.45 in cash, without interest.

      2. The approval of adjournments of the Meeting in order to allow the Registrant to continue to solicit proxies from holders of common stock who have not cast a vote by proxy with respect to the proposed merger, or whose proxies have not been voted in favor of the merger.

         Only record holders of the common stock as of the close of business on July 2, 2001 will be entitled to vote at the Meeting or any adjournment thereof. A complete description of the terms of the merger and additional information about the parties involved and their interests in the merger will be provided in the Registrant's Proxy Statement, which will be mailed to stockholders beginning on or about July 5, 2001.

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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Essex Bancorp, Inc.


June 28, 2001                                By:  /s/ Gene D. Ross
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   (Date)                                         Gene D. Ross
                                                  Chairman, President and
                                                  Chief Executive Officer










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